UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Nucor Corporation

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2100 Rexford Road      Charlotte, North Carolina 28211      Phone 704/366-7000      Fax 704/362-4208

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING

The 2005 annual meeting of stockholders of Nucor Corporation will be held in Morrison A & B of The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, at 10:00 a.m. on Thursday, May 12, 2005, for the following purposes:

(1)	To elect three directors to a term of three years;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2005;

(3)	To approve the amendment to Nucor’s Restated Certificate of Incorporation increasing its authorized common stock from 200,000,000 shares to 400,000,000 shares;

(4)	To approve the 2005 Stock Option and Award Plan; and

(5)	To conduct such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 14, 2005 are entitled to notice of and to vote at the meeting.

It is important that you vote. To ensure that you will be represented at the meeting, please vote by one of the following three methods: (1) via mail by signing and promptly returning the enclosed proxy card in the enclosed envelope; (2) via telephone using the toll-free number and instructions shown on the enclosed proxy card; or (3) via the Internet by using the website information and instructions listed on the enclosed proxy card. Your prompt attention is requested.

By order of the Board of Directors,

TERRY S. LISENBY

Chief Financial Officer, Treasurer

and Executive Vice President

March 29, 2005

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD

IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

GENERAL INFORMATION

The enclosed proxy is being solicited by the Board of Directors of Nucor Corporation (“Nucor” or the “Company”) for use at the 2005 annual meeting of stockholders to be held on Thursday, May 12, 2005, and any adjournment or postponement. The proxy may be revoked by the stockholder by letter to the Nucor Corporate Secretary received before the meeting, or by attending and voting at the meeting.

The record date for the meeting is March 14, 2005. Only holders of record of Nucor’s common stock at the close of business on that date will be entitled to vote. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum. As of the record date for the annual meeting, 160,072,229 shares of Nucor common stock were outstanding. Each share of common stock is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of common stock is entitled to cumulative voting rights, which means that when voting for nominees for director, each share is entitled to a number of votes equal to the number of nominees for election as directors. Accordingly, when voting for nominees for director, all of the votes a share of common stock is entitled to may be voted in favor of one nominee or the votes may be distributed among the nominees. The holders of the enclosed proxy will have the discretionary authority to cumulate votes in the election of directors.

The three director nominees receiving the highest number of all votes cast for directors will be elected. A properly submitted proxy marked “Vote Withheld” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Any shares not voted with respect to a director nominee will have no effect, because the three directors receiving the highest number of all votes cast will be elected.

All other matters to be voted on, other than the proposed amendment to the Restated Certificate of Incorporation, must receive affirmative votes from more than 50% of the shares that are voted in order for the matter to be adopted. The proposed amendment to the Restated Certificate of Incorporation must receive the affirmative vote of a majority of the outstanding shares entitled to vote in order for the matter to be adopted. Under New York Stock Exchange (“NYSE”) rules, the proposals to elect directors, approve the amendment to the Restated Certificate of Incorporation and ratify the independent registered public accounting firm are considered “discretionary” matters. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions.

In contrast, the proposal to approve the 2005 Stock Option and Award Plan is a “non-discretionary” matter. This means brokerage firms that have not received voting instructions from their clients on this matter may not vote on the proposal. These “broker non-votes” will not be considered in determining the number of votes necessary for approval, and, therefore, will have no effect on the outcome of the vote for this proposal. Shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter will be included in determining whether a quorum is present. Broker shares that are not voted will not be included in determining whether a quorum is present.

A properly submitted proxy marked “Abstain” with respect to any matter other than election of directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

The shares represented by each proxy you properly submit to us will be voted by one of the individuals indicated on the proxy as you direct. If you submit a proxy but do not indicate how you wish to vote, your shares will be voted FOR the election of the three director nominees, FOR the ratification of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2005, FOR the approval of the amendment to Nucor’s Restated Certificate of Incorporation and FOR the approval of the 2005 Stock Option and Award Plan.

The 2004 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement and form of proxy on or about March 30, 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Nucor’s Board of Directors is divided into three classes with two or three directors serving in each class. Each director serves for a three-year term with one class of directors being elected at each annual meeting. All directors will hold office until their successors have been duly elected and qualified. Our Board of Directors has determined that Drs. Haynes and Hlavacek and Messrs. Browning, Daley, Gantt, Milchovich and Waltermire have no material relationships with Nucor (other than as directors) and are “independent” within the meaning of the NYSE’s current listing standards.

The terms of three directors, Peter C. Browning, Victoria F. Haynes and Thomas A. Waltermire, will expire at this annual meeting. The Board’s Governance and Nominating Committee has recommended and the Board of Directors has nominated Mr. Browning, Dr. Haynes and Mr. Waltermire for reelection for three-year terms ending at the annual meeting in 2008. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as Nucor’s Board of Directors may designate.

Nucor’s Board of Directors recommends a vote FOR the election of the three nominees as directors.

The following table sets forth certain information about all of the directors, including the nominees, as of February 28, 2005:

Name (and age)	Principal occupation and directorships in other public companies	Director since	Term expires
Peter C. Browning (63)	Dean, McColl Graduate School of Business (effective March 2002); Non-Executive Chairman of Nucor (effective September 2000); Former President and Chief Executive Officer (from 1998 to 2000) and President and Chief Operating Officer (from 1995 to 1998), Sonoco Products Company, a manufacturer of industrial and consumer packaging products; Director, Wachovia Corporation, Lowe’s Companies, Inc., The Phoenix Companies, Inc., Acuity Brands, Inc. and EnPro Industries, Inc.	1999	2005

Clayton C. Daley, Jr. (53)	Chief Financial Officer, The Procter & Gamble Company, a consumer products company (from 1998 to present); previously Senior Vice President (from 1998 to 1999) and Vice President and Treasurer (from 1994 to 1998), The Procter & Gamble Company	2001	2006

Daniel R. DiMicco (54)	Vice Chairman (effective June 2001); President and Chief Executive Officer (effective September 2000); previously Executive Vice President (from 1999 to 2000) and Vice President (from 1992 to 1999), Nucor Corporation	2000	2007

Harvey B. Gantt (62)	Principal Partner, Gantt Huberman Architects, PLLC	1999	2006

Victoria F. Haynes (57)	President and Chief Executive Officer, Research Triangle Institute, a company that performs scientific research and development (effective 1999); Former Vice President and Chief Technical Officer, Goodrich Corporation, a specialty chemicals and aerospace company (from 1992 to 1999); Director, The Lubrizol Corporation and PPG Industries, Inc.	1999	2005

James D. Hlavacek (61)	Chairman and Chief Executive Officer, The Corporate Development Institute, Inc.; Managing Director, Market Driven Management, a marketing training firm	1996	2007

Raymond J. Milchovich (55)	Chairman, President and Chief Executive Officer, Foster Wheeler Ltd., a company that engineers and constructs facilities for the oil and gas, liquid natural gas, refining, chemical, pharmaceutical and power industries (effective 2001); Former Chairman, President and Chief Executive Officer (from 1999 to 2001), and President and Chief Operating Officer (from 1997 to 1999), Kaiser Aluminum & Chemical Corporation, a producer and marketer of alumina, aluminum and aluminum fabricated products	2002	2007

Thomas A. Waltermire (55)	President, Chief Executive Officer and Director, PolyOne Corporation, an international polymer services company (effective 2000); Former Chairman and Chief Executive Officer (from 1999 to 2000), and Chief Operating Officer (from 1997 to 1999), The Geon Company, a predecessor of PolyOne Corporation	2003	2005

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following tables give information concerning the beneficial ownership of Nucor’s common stock by all directors, each executive officer listed in the Summary Compensation Table on page 14, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than five percent of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Executive Officers and Directors

	Shares Owned as of February 28, 2005
Name	Sole Voting and Investment Power	Shared Voting and Investment Power	Shares Subject to Options	Total Beneficial Ownership	Percent of Class
Peter C. Browning	6,962	—	2,322	9,284	*
Clayton C. Daley, Jr.	3,000	—	7,210	10,210	*
Daniel R. DiMicco	85,334	—	122,456	207,790	*
John J. Ferriola	35,306	—	46,228	81,534	*
Harvey B. Gantt	1,628	—	11,716	13,344	*
Victoria F. Haynes	1,834	—	11,716	13,550	*
James D. Hlavacek	2,200	400	3,430	6,030	*
Terry S. Lisenby	57,751	—	22,644	80,395	*
Hamilton Lott, Jr.	54,937	—	31,980	86,917	*
Raymond J. Milchovich	4,083	—	3,430	7,513	*
D. Michael Parrish	52,800	—	14,066	66,866	*
Joseph A. Rutkowski	57,484	340	49,646	107,470	*
Thomas A. Waltermire	2,850	—	3,430	6,280	*
All 14 directors and executive officers as a group	382,192	4,506	335,036	721,734	*

*	Represents holdings of less than 1%.

Principal Stockholders

Name and Address	Amount of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA and related entities (1) 45 Fremont Street San Francisco, California 94105	7,976,094	5.00%

FMR Corporation (Fidelity Funds) (2) 82 Devonshire Street Boston, Massachusetts 02109	11,288,104	7.08%

State Farm Mutual Automobile Insurance Company and related entities (3) One State Farm Plaza Bloomington, Illinois 61710	15,096,093	9.46%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, Maryland 21202	13,726,026	8.61%

(1)	Based on Schedule 13G filed with the SEC on or about February 14, 2005, reporting beneficial ownership as of December 31, 2004. That filing indicates that Barclays Global Investors, NA. has sole voting power as to 5,435,373 of the shares shown, sole dispositive power as to 6,286,824 of the shares shown and unspecified beneficial ownership of 851,451 of the shares shown, that Barclays Global Fund Advisors has sole voting power as to 775,308 of the shares shown, sole dispositive power as to 832,070 of the shares shown and unspecified beneficial ownership of 56,762 of the shares shown, that Barclays Global Investors, Ltd. has sole voting power as to 691,710 of the shares shown, sole dispositive power as to 701,910 of the shares shown and unspecified beneficial ownership of 10,200 of the shares shown, that Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and sole dispositive power as to 132,639 of the shares shown, that Barclays Capital Securities Limited has sole voting and sole dispositive power as to 10,675 of the shares shown and that Barclays Capital Inc. has sole voting and sole dispositive power as to 11,976 of the shares shown. The shares reported on the Schedule 13G are held by the reporting persons in trust accounts for the economic benefit of the beneficiaries of those accounts.
(2)	Based on Schedule 13G/A filed with the SEC on or about February 14, 2005, reporting beneficial ownership as of December 31, 2004. That filing indicates that FMR Corp. has sole voting power as to 1,353,284 of the shares shown and sole dispositive power as to all of the 11,288,104 shares shown. That filing further indicates that Fidelity Management & Research Company, as investment advisor to various Fidelity Funds and a wholly owned subsidiary of FMR Corp., is the beneficial owner of 9,889,070 shares, but that the control persons of Fidelity Management & Research Company, Mr. Edward C. Johnson 3d and FMR Corp., do not have sole voting power with respect to such shares, which voting power resides with the Board of Trustees of the various Fidelity Funds that beneficially own the shares.
(3)	Based on Schedule 13G/A filed with the SEC on or about January 13, 2005, reporting beneficial ownership as of December 31, 2004. State Farm Mutual Automobile Insurance Company and related entities have shared dispositive power with respect to 59,093 shares, sole dispositive power with respect to 15,037,000 shares, shared voting power with respect to 59,093 shares and sole voting power with respect to 15,037,000 shares.
(4)	Based on Schedule 13G/A filed with the SEC on or about February 14, 2005, reporting beneficial ownership as of December 31, 2004. That filing indicates that T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power as to 3,045,578 of the shares shown and sole dispositive power as to all of the 13,726,026 shares shown. In a letter addressed to Nucor, Price Associates stated that these shares are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the shares. That letter further stated that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Corporate Governance Principles.    The Board has adopted Corporate Governance Principles setting forth a framework for our corporate governance with respect to the role and composition of the Board and Nucor’s management, responsibilities of directors, director qualification standards, the functioning of the Board and its Committees, the compensation of directors, and annual performance evaluations of the Board and our Chief Executive Officer. These Corporate Governance Principles are posted on our website at www.nucor.com. The information on our website is not a part of this proxy statement. You may also obtain a written copy of the Corporate Governance Principles by contacting Nucor’s Corporate Secretary at our executive offices.

Codes of Ethics.    Nucor’s Standards of Business Conduct and Ethics applies to all employees and directors of the Company. Nucor has also adopted a Code of Ethics for Senior Financial Professionals that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller and other senior financial professionals. Both of these documents are available on our website at www.nucor.com. You may also obtain a written copy of these codes of ethics by contacting Nucor’s Corporate Secretary at our executive offices.

Director Independence.    The Corporate Governance Principles provide that a majority of the members of Nucor’s Board of Directors must be “independent” under the listing standards of the NYSE. For a director to be considered independent, he or she cannot have any of the disqualifying relationships enumerated by the corporate governance rules of the NYSE. In addition, the Board of Directors must determine that the director does not otherwise have any direct or indirect material relationship with the Company. As permitted by the corporate governance rules of the NYSE, the Board of Directors has adopted categorical standards to assist its members in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. These categorical standards, which are set forth below, establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.”

•	Relationships involving (1) the purchase or sale of products or services, (2) the purchase, sale or leasing of real property or (3) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1,000,000 or (ii) 2% of such other organization’s consolidated gross revenues.

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries.

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•	Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of (i) $1,000,000 or (ii) 2% of the charitable organization’s consolidated gross revenues for that fiscal year.

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	A relationship involving a director’s relative who is not an immediate family member of the director.

•	In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

In February 2005, the Board of Directors reviewed the independence of each director, applying the independence standards of the corporate governance rules of the NYSE and those set forth in Nucor’s Corporate Governance Principles. The review considered relationships and transactions between each director (and his or her immediate family and affiliates) and each of the Company and its management and the Company’s independent registered public accounting firm. The Board of Directors has determined that those relationships that do exist or did exist within the last three years (except for Mr. DiMicco’s) all fall below the thresholds contained in the categorical standards adopted by the Board of Directors to assist it in making determinations of independence.

Based on this review, the Board of Directors affirmatively determined that all of the nominees and directors continuing in office, with the exception of Daniel R. DiMicco, the Company’s Vice Chairman, President and Chief Executive Officer, are independent as defined in Nucor’s Corporate Governance Principles and the corporate governance rules of the NYSE.

Attendance at the Board of Directors and Committee Meetings.    The Board of Directors of Nucor held nine meetings during 2004. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served.

Executive Sessions of the Non-Management Directors.    The non-management directors, all of whom are independent, meet in executive session prior to or after each quarterly board meeting at regularly scheduled executive sessions and as necessary prior to or after other board meetings. Mr. Browning presides over these executive sessions.

Attendance at Annual Meetings of Nucor’s Stockholders.    In accordance with Nucor’s policy requiring all directors to attend the annual meeting of stockholders, all of Nucor’s directors attended last year’s annual meeting.

Committees of the Board of Directors and their Charters.    The Board of Directors of Nucor has three standing committees: the Audit Committee, the Compensation and Executive Development Committee, and the Governance and Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors. A copy of each charter is available on our website at www.nucor.com. A copy of the Audit Committee Charter, as it was amended, restated and approved by the Board of Directors in February 2005, is included at the end of this proxy statement as Appendix A.

The Audit Committee.    The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the public accounting firm engaged to prepare an audit report with respect to the Company’s financial statements and the performance of the Company’s internal audit function. Pursuant to its written charter, the Audit Committee is directly responsible for, among other things, (1) the appointment, compensation and oversight of the independent auditors for the Company, (2) approving in advance all auditing services and permitted non-auditing services to be provided by the Company’s independent auditors, (3) reviewing with the auditors the plan and scope of the audit and audit fees, (4) monitoring the adequacy of the Company’s reporting and internal controls, and (5) meeting periodically with internal auditors, independent auditors and management.

The Audit Committee is composed entirely of independent directors: Mr. Daley (Chairman), Mr. Browning, Mr. Gantt, Dr. Haynes, Dr. Hlavacek, Mr. Milchovich and Mr. Waltermire. All of the members of the Audit Committee meet the independence requirements of the NYSE listing standards and the applicable SEC regulations for audit committee members. In the opinion of the Board, these directors are free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee. All members of the Audit Committee are financially literate as the Board in its business judgment interprets such qualification. The Board has determined that Mr. Daley, the Chairman of the Audit

Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee held four meetings during 2004.

The Compensation and Executive Development Committee.    The Compensation and Executive Development Committee is responsible for, among other things, (1) reviewing and approving the goals and objectives relevant to the compensation of the Company’s chief executive officer and evaluating the chief executive officer’s performance against established corporate goals and objectives, (2) reviewing and evaluating the compensation of Nucor’s senior officers, including the chief executive officer, to ensure they are compensated effectively and consistently with the stated compensation strategy and that compensation is tied to the performance of the Company, (3) ensuring that the profit sharing plans for employees of Nucor are consistent with the Company’s performance and its compensation philosophy, (4) reviewing management development and succession plans, and (5) administering the Company’s stock option and other equity incentive compensation plans.

The Compensation and Executive Development Committee is composed entirely of independent directors: Dr. Haynes (Chairman), Mr. Browning, Mr. Daley, Mr. Gantt, Dr. Hlavacek, Mr. Milchovich and Mr. Waltermire. All of the members of the Committee meet the independence requirements of the NYSE listing standards for compensation committee members. In the opinion of the Board, these directors are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. The Compensation and Executive Development Committee held six meetings during 2004.

The Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for, among other things, (1) developing and recommending to the Board of Directors specific guidelines and criteria for selecting nominees for election to the Board of Directors, (2) reviewing the qualifications of and making recommendations to the Board regarding nominees for election as a director at each annual meeting of stockholders, and the nominees for directors to be elected by the Board of Directors to fill any vacancies or newly created directorships, (3) making recommendations to the Board concerning the size and composition of the Board, the size and composition of each standing committee of the Board and the responsibilities of each standing committee of the Board of Directors, (4) overseeing and arranging the annual process of evaluating the performance of the Board of Directors and the Company’s management, and (5) developing and recommending to the Board of Directors a set of corporate governance principles for the Company.

The Governance and Nominating Committee is composed entirely of independent directors: Mr. Browning (Chairman), Mr. Daley, Mr. Gantt, Dr. Haynes, Dr. Hlavacek, Mr. Milchovich and Mr. Waltermire. All of the members of the Committee meet the independence requirements of the NYSE listing standards for nominating committee members. In the opinion of the Board, these directors are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. The Committee held five meetings during 2004.

Annual Evaluation of Directors and Committee Members.    Our Board of Directors evaluates the performance of each director standing for re-election, each Committee of the Board and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director standing for re-election, each committee and the Board of Directors. The entire Board of Directors reviews these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.

How to Communicate with the Board of Directors and Independent Directors.    Stockholders wishing to communicate with our Board of Directors, or any of our independent directors, may do so by sending a written communication to Peter Browning or any other independent director in care of Nucor Corporation, 2100 Rexford Road, Charlotte, North Carolina 28211. Stockholders wishing to communicate with the independent directors as a group may do so by sending a written communication addressed to Mr. Browning, as presiding director, at our executive offices. Any communication addressed to Mr. Browning or any other independent director that is received at the executive offices of Nucor shall be delivered or forwarded to Mr. Browning or the other independent director as soon as practicable. Nucor will forward all communications from its stockholders that are addressed simply to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

NOMINATING DIRECTORS

Stockholders may recommend a director candidate for consideration by the Governance and Nominating Committee by submitting the candidate’s name in accordance with provisions of Nucor’s bylaws that require advance notice to Nucor and certain other information. In general, under the bylaws, the written notice must be received by Nucor’s Corporate Secretary not less than sixty (60) and not more than ninety (90) days prior to the annual meeting. The notice must contain certain information about the nominee and the stockholder submitting the nomination including, (i) with respect to the nominee, the nominee’s name, age, business and residential address, principal occupation or employment, the number of shares beneficially owned by the nominee and any other information required to be disclosed in solicitations for proxies to elect directors pursuant to the SEC’s rules and regulations and (ii) with respect to the stockholder submitting the nomination, the stockholder’s name and address, as they appear on our books and records and the number of shares beneficially owned by that stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Nucor’s bylaw provisions by writing to Nucor’s Corporate Secretary at Nucor’s executive offices, 2100 Rexford Road, Charlotte, North Carolina 28211.

The Governance and Nominating Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Committee has a policy that potential nominees shall be evaluated no differently regardless of whether the nominee is recommended by a stockholder, a board member or Nucor’s management. The Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, evaluates the potential nominee as to the qualifications that the Committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. In the past, Nucor has engaged third party search firms to assist the Board of Directors in identifying and evaluating potential nominees for director. Nucor may do so again in the future.

In evaluating potential nominees for election as members of the Board, the Committee considers the following to be the minimum qualifications that any nominee must possess. The potential nominee must:

•	be a person of the highest integrity and must be committed to ethical standards of personal and corporate behavior;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board;

•	if not a member of the Company’s management, not have any relationships with the Company that would make them not able to serve as an independent director within the meaning of any rules and laws applicable to the Company;

•	have a willingness and an ability to make the necessary time commitment to actively participate as a member of the Board; and

•	be able to represent the interests of all of Nucor’s stockholders and not merely those of one stockholder or a special interest group.

The Committee also believes there are certain specific qualities or skills that one or more members of the Board of Directors must possess. These include:

•	the skills and experience necessary to serve as an audit committee financial expert;

•	experience serving as the chief executive officer of, or in another senior management position with, a major manufacturing company;

•	significant and successful merger and acquisition experience; and

•	diversity in terms of race or gender.

DIRECTOR COMPENSATION

Directors who are not senior officers of Nucor are paid standard directors’ fees of $12,500 quarterly, including meeting fees. The Non-Executive Chairman of Nucor is paid $18,750 quarterly, including meeting fees. The chairmen of the Governance and Nominating Committee and the Compensation and Executive Development Committee receive an additional $1,250 quarterly. The chairman of the Audit Committee receives an additional $2,500 quarterly. Directors who are not senior officers of Nucor are granted non-qualified stock options under the Company’s Non-Employee Director Equity Plan semi-annually with a target Black-Scholes annual value of $50,000. The Non-Executive Chairman is granted non-qualified stock options semi-annually with a target Black-Scholes annual value of $75,000. The exercise price of all options granted to directors is equal to 100% of the market value of Nucor common stock on the date of the grant. The options are granted on March 1 and September 1 of each year, are exercisable six months after the grant date and expire seven years after the grant date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s report with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004 is as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended by SAS No. 99.

3.	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence.

4.	The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP management’s report on Nucor’s internal control over financial reporting and PricewaterhouseCoopers LLP’s attestation report on management’s assessment of the effectiveness of Nucor’s internal control over financial reporting.

5.	Based on the review and the discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

THE AUDIT COMMITTEE

Clayton C. Daley, Jr., Chairman

Peter C. Browning

Harvey B. Gantt

Victoria F. Haynes

James D. Hlavacek

Raymond J. Milchovich

Thomas A. Waltermire

Fees Paid to Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2003 and 2004, fees for services provided by PricewaterhouseCoopers LLP (“PwC”) were as follows:

	2003	2004
Audit Fees (1)	$499,900	$1,006,080
Audit-Related Fees (2)	168,800	195,051
Tax Fees (3)	40,400	102,879
All Other Fees	0	0

(1)	Audit fees consist of fees for professional services rendered in connection with the audit of Nucor’s consolidated annual financial statements, for the review of interim consolidated financial statements in Forms 10-Q, and for services normally provided in connection with statutory and regulatory filings or engagements. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
(2)	Audit-related fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of Nucor’s audited or interim consolidated financial statements and are not reported under the heading “Audit Fees.” This category includes fees associated with evaluations of acquisition candidates.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

In 2003 and 2004, all audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services performed for Nucor by PwC. The Audit Committee has delegated its authority to approve in advance all permitted non-audit services to be provided by PwC to the Chairman of the Audit Committee; provided, however, any such services approved by its Chairman shall be presented to the full Audit Committee at its next regularly scheduled meeting.

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

ON SENIOR OFFICER COMPENSATION

This is our report to the stockholders on the compensation paid to the senior officers of Nucor Corporation. The Compensation and Executive Development Committee of Nucor’s Board of Directors is composed solely of directors who are considered to be independent under all applicable legal and regulatory standards. We are directly responsible to the Board of Directors, and through the Board to Nucor’s stockholders, for developing and administering the compensation program for Nucor’s senior officers, including the Chief Executive Officer. We are supported in our work by James M. Coblin, Nucor’s Vice President of Human Resources, and we have retained and regularly use an independent executive compensation consulting firm that is engaged by and reports directly to us on matters of senior executive compensation, including the Chief Executive Officer’s compensation.

The total compensation paid to Nucor’s senior officers has three components: base salary, incentive compensation awarded under Nucor’s Senior Officers Annual Incentive Plan (the “AIP”) and Nucor’s Senior Officers Long-Term Incentive Plan (the “LTIP”) and stock options awarded under Nucor’s Key Employees Incentive Stock Option Plans (the “Incentive Stock Plans”). The three components of senior officer compensation are intended to provide a direct link between compensation and Nucor’s performance. A relatively small percentage of a senior officer’s compensation opportunity is paid to the senior officer each year in the form of base salary without regard to Nucor’s performance. Senior officers may earn a much larger amount of their compensation under the AIP, LTIP and the Incentive Stock Plans, but that portion of their compensation is directly tied to Nucor’s performance and the value delivered to Nucor’s stockholders. In 2004, Nucor set records for sales, earnings, steel production and steel shipments, and as described below, the AIP and LTIP operated as intended and provided senior officers with significant awards of incentive compensation for Nucor’s outstanding performance. Conversely, senior officers received significantly smaller incentive compensation awards under the AIP and LTIP for 2003, and such awards reflected Nucor’s lower level of performance for 2003.

Nucor’s senior officers (including the Chief Executive Officer) also participate in Nucor’s 401(k) retirement savings plan and Nucor’s group health and other welfare benefit plans on the same terms and conditions that apply to other Nucor employees in accordance with Nucor’s egalitarian approach to providing benefits to its employees. Senior officers do not enjoy better insurance programs, vacation schedules, or holidays. Certain benefits such as Nucor’s Profit Sharing Plan, Scholarship Program, Employee Monthly Stock Investment Plan, Extraordinary Bonus and Service Awards Program are not available to Nucor’s senior officers. Senior officers do not enjoy perquisites such as company cars, corporate jets, executive dining rooms or executive parking places.

Base Salary.    With the assistance of its independent compensation consultant, the Committee reviews national surveys of the base salaries and total compensation of senior officers in manufacturing companies with sales, assets and capital comparable to Nucor. The Committee then sets the base salaries of Nucor’s senior officers at approximately 90% of the median of the base salaries for comparable positions in such other manufacturing companies. The Committee sets base salaries below the median because of the Committee’s desire to orient the total pay of the senior officers significantly towards “at risk” incentive compensation and the potential for the senior officers to earn significant amounts of incentive compensation under the AIP and LTIP. The Committee increased the base salaries of Nucor’s senior officers in fiscal year 2004 to bring them in line with the current 90% of median target level.

The AIP and LTIP.    A senior officer may earn an incentive award under the AIP for each fiscal year of up to a total of 300% of the senior officer’s base salary. Seventy-five percent (75%) of the maximum incentive award (i.e., up to 225% of base salary) is available for award based on Nucor’s return on average stockholders’ equity (“ROE”). At the beginning of each fiscal year, the Committee establishes a threshold ROE of not less than 3% and not more than 7% that must be achieved before any award may be made to senior officers based on Nucor’s ROE. If Nucor achieves the threshold ROE, senior officers will earn an incentive award equal to 20% of the senior officer’s base salary. If Nucor’s ROE for the fiscal year exceeds 20%, senior officers will earn an incentive award equal to the maximum 225% of the senior officer’s base salary that may be awarded under the AIP based on Nucor’s ROE. The amount of the incentive award that is earned for ROE that exceeds the threshold but is less than 20% is determined by linear interpolation. The remaining 25% of the maximum annual award available under the AIP (i.e., up to 75% of the senior officer’s base salary) is awarded based on a comparison of Nucor’s net sales growth with the net sales growth of members of a steel industry peer group.

Senior officers have the opportunity to defer payment of up to one-half of any AIP award. Any deferred award is converted into Nucor common stock units and credited to a deferral account. The AIP provides a deferral incentive to senior officers by providing for the crediting of additional common stock units to the deferral account equal to 25% of the number of common stock units attributable to the amount of the deferred award. A senior officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the senior officer’s attainment of age 55 while employed or in the event the senior officer dies or becomes disabled before age 55 while employed. The vested common stock units are distributed to the senior officer in the form of Nucor common stock following the senior officer’s retirement or other termination of employment.

Based on the goals for Nucor’s ROE and sales growth established by the Committee at the beginning of the 2004 fiscal year, senior officers earned the maximum award of 225% of their base salary for the ROE performance measure and earned an amount equal to 63.75% of their base salary for the sales growth performance measure, receiving total incentive compensation under the AIP equal to 288.75% of their base salary. None of the executive officers named in the Summary Compensation Table on page 14 elected to defer their 2004 AIP awards. A total of six other senior officers elected to defer a portion of their AIP awards and a deferral incentive in the aggregate amount of 2,325 common stock units was credited to their AIP deferral accounts.

Senior officers earn incentive compensation under the LTIP based on Nucor’s financial performance during the LTIP’s performance periods. The performance periods under the LTIP commence every January 1 and generally last for 3 years. The LTIP has shorter performance periods for the first two years a senior officer participates in the LTIP. The target award under the LTIP for each performance period is a number of shares of Nucor common stock. The number of shares is determined by dividing 85% of each senior officer’s annual base salary rate as of the beginning of the performance period by the closing price of Nucor common stock on the day immediately preceding the first day of the performance period. The maximum award that a senior officer may earn under the LTIP is equal to 200% of the number of shares in the target award. The target award for a performance period is prorated if a senior officer commences participation in the LTIP after the beginning of the performance period. Fifty percent of the LTIP award for a performance period is based on Nucor’s return on average invested capital (“ROAIC”) for the performance period relative to its principal competitors in the steel industry. The remaining 50% of the award is based on Nucor’s ROAIC for the performance period relative to high-performing companies in capital-intensive industries.

Based on the goals for Nucor’s ROAIC established by the Committee for the LTIP performance period that ended December 31, 2004, senior officers earned the maximum award of 200% of the number of shares in each senior officer’s target award. The Company paid one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor’s common stock. One-third of the restricted shares will become vested upon each of the first three anniversaries of the award date, or upon the senior officer’s attainment of age 55, death or disability while employed by Nucor. A senior officer may defer payment of the restricted stock portion of the LTIP award until the senior officer’s retirement or other termination of employment. Nucor does not provide an incentive for the deferral of LTIP restricted stock awards.

Key Employees Incentive Stock Option Plans.    All of Nucor’s key employees, including its senior officers, participate in the Incentive Stock Plans. Under the Incentive Stock Plans, Nucor grants stock options semi-annually on March 1 and September 1 each year. Nucor determines the number of shares subject to each semi-annual stock option grant by dividing a dollar amount set by the Committee for each key employee’s position by the fair market value per share of Nucor’s common stock on the grant date. The Committee reviews the dollar amounts assigned to key employee positions from time to time and adjusts the amounts to levels that will result in option grants that are below the median for comparable positions in manufacturing companies with sales, assets and capital comparable to Nucor. The exercise price for all options granted under the Incentive Stock Plans is 100% of the market value of Nucor’s common stock on the date of grant. The options are exercisable six months after the grant date and expire seven years after the grant date. The Committee members believe that Nucor’s Incentive Stock Plans provide incentive for all key employees, including the senior officers, by further identifying their interests with those of Nucor’s stockholders, since the key employees benefit only if Nucor’s stockholders benefit by increases in Nucor’s stock price.

Stock Ownership Guidelines.    The Board of Directors has adopted stock ownership guidelines for Nucor’s senior officers to further link the interests of management and Nucor’s stockholders. The guideline number of shares ranges from 90,000 shares for the Chief Executive Officer to 10,000 shares for Nucor’s vice presidents. Under the guidelines, senior officers have five years to achieve ownership of the guideline number of shares. The Committee monitors each senior officer’s compliance with the ownership guideline, or if applicable, the senior officer’s progress in achieving the ownership guideline within five years of being elected an officer. All Nucor senior officers were in compliance with the stock ownership guidelines during 2004 or were on target to satisfy the stock ownership guidelines within the five year period for compliance.

Chief Executive Officer Compensation.    The total compensation of Nucor’s chief executive officer, like that of all its senior officers, is divided into three components: base salary, incentive compensation awarded under the AIP and LTIP, and stock options awarded under the Incentive Stock Plans. Based on the 90% of median base salary target the Committee has previously established for base salaries of Nucor’s senior officers, the Committee increased Mr. DiMicco’s annual base salary in fiscal year 2004 from $670,000 to $690,000. During fiscal year 2004, Mr. DiMicco earned an award under the AIP equal to $1,992,375 (288.75% of his base salary for the fiscal year). Mr. DiMicco’s award under the LTIP for the performance period ended December 31, 2004 consisted of $1,443,469 in cash and 27,578 restricted shares of Nucor common stock. Mr. DiMicco elected to defer the receipt of the restricted stock portion of his LTIP award in accordance with the terms of the LTIP. During fiscal year 2004, Mr. DiMicco also participated in Nucor’s Incentive Stock Plans. Nucor made option grants to him on March 1 and September 1 in accordance with the grant guidelines established by the Committee that are described above.

Internal Revenue Code Section 162(m).    Internal Revenue Code Section 162(m) limits the amount of compensation paid to the executive officers named in the Summary Compensation Table that may be deducted by Nucor for federal income tax purposes in any fiscal year to $1,000,000. “Performance-based” compensation that has been approved by Nucor’s stockholders is not subject to the $1,000,000 deduction limit. Nucor’s AIP, LTIP and Incentive Stock Plans have all been approved by Nucor’s stockholders, and awards under those plans constitute “performance-based” compensation that is not subject to the Code Section 162(m) deduction limit. Therefore, all compensation paid to Nucor’s named executive officers for 2004 was fully deductible for federal income tax purposes. The Committee has not adopted a formal policy that all compensation paid to the named executive officers must be deductible.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Victoria F. Haynes, Chairman

Peter C. Browning

Clayton C. Daley, Jr.

Harvey B. Gantt

James D. Hlavacek

Raymond J. Milchovich

Thomas A. Waltermire

EXECUTIVE OFFICER COMPENSATION

The following table sets forth compensation information for the Chief Executive Officer and for the other five highest-compensated senior officers for 2004:

Summary Compensation Table

	Principal Position(s)	Year	Annual Compensation		Long-Term Compensation
			Base Salary	Cash Incentive Compensation	Awards		Payout
Name (and age)					Restricted Stock Awards ($) (1)	Stock Options Granted (shares)	Long-Term Incentive Plan Payout ($) (2)
Daniel R. DiMicco (54)	Vice Chairman, President and Chief Executive Officer	2004 2003 2002	$690,000 670,000 494,685	$1,992,375 427,125 321,545	$1,589,872 154,668 —	33,760 52,192 16,664	$1,443,469 154,441 —
Terry S. Lisenby (53)	Chief Financial Officer, Treasurer and Executive Vice President	2004 2003 2002	394,000 382,500 335,148	1,137,675 243,844 217,846	907,642 88,301 —	16,880 26,096 12,500	824,070 88,169 —
John J. Ferriola (52)	Executive Vice President	2004 2003 2002	358,200 347,700 286,104	1,034,303 221,659 185,968	825,087 80,279 —	14,066 21,746 11,060	749,096 80,148 —
Hamilton Lott, Jr. (55)	Executive Vice President	2004 2003 2002	358,200 347,700 308,016	1,034,303 221,659 200,211	825,087 80,279 —	14,066 21,746 11,060	749,096 80,148 —
D. Michael Parrish (52)	Executive Vice President	2004 2003 2002	358,200 347,700 308,016	1,034,303 221,659 200,211	825,087 80,279 —	14,066 21,746 11,060	749,096 80,148 —
Joseph A. Rutkowski (50)	Executive Vice President	2004 2003 2002	358,200 347,700 308,016	1,034,303 221,659 200,211	825,087 80,279 —	14,066 21,746 11,060	749,096 80,148 —

(1)	The amounts shown represent the value of the following number of shares of restricted stock awarded under Nucor’s LTIP for the performance periods ended December 31, 2003 and December 31, 2004, respectively (adjusted for the two-for-one stock split on October 15, 2004): Mr. DiMicco—5,514 shares for 2003 and 27,578 shares for 2004; Mr. Lisenby—3,148 shares for 2003 and 15,744 for 2004; and Messrs. Ferriola, Lott, Parrish and Rutkowski—2,862 shares each for 2003 and 14,312 shares each for 2004. The value shown is based on the per share closing price on the award date for the applicable performance period. Such closing price was $28.05 per share on the March 10, 2004 award date for the performance period ended December 31, 2003 (adjusted for the two-for-one stock split on October 15, 2004) and $57.65 per share on the March 10, 2005 award date for the performance period ended December 31, 2004. Mr. DiMicco elected to receive payment of his restricted stock award in restricted stock units in accordance with the LTIP. Each award vests in three equal annual installments commencing on the first anniversary of the award date, or upon the executive officer’s attainment of age 55, death or disability. Dividends on the shares of restricted stock and dividend equivalents on the restricted stock units are paid in cash to the executives.

As of December 31, 2004, the above named executive officers held the following number of shares of restricted stock awarded for prior fiscal years under the Senior Officers Stock Incentive Compensation Plan with the following values (based on the closing price of $52.34 per share of December 31, 2004): Mr. DiMicco—3,074 shares valued at $160,893; Mr. Lisenby—2,658 shares valued at $139,120; Mr. Ferriola—2,110 shares valued at $110,437; Mr. Lott—2,658 shares valued at $139,120; Mr. Parrish—2,658 shares valued at $139,120; and Mr. Rutkowski—2,658 shares valued at $139,120. All of such shares vested on January 1, 2005. Dividends on the shares of restricted stock were paid in cash to the executives.

(2)	The 2004 fiscal year was the second year of Nucor’s LTIP. Long-term performance awards earned in fiscal 2004 were based on achievement of performance objectives over the two-year period from January 1, 2003 to December 31, 2004. Long-term performance awards earned in fiscal 2003 were based on achievement of performance objectives over the one-year period from January 1, 2003 to December 31, 2003.

Employment Agreements and Senior Officers’ Severance Plans

Nucor has separate employment agreements with Messrs. DiMicco, Lisenby, Ferriola, Lott, Parrish and Rutkowski that provide for an annual base salary and certain other benefits. Annual base salaries under these employment agreements are subject to increase or decrease in the discretion of the Compensation and Executive Development Committee. These employment agreements also provide that these executive officers are eligible to earn additional incentive compensation under Nucor’s senior officer incentive compensation plans that are applicable to all of Nucor’s senior officers and are described elsewhere in this proxy statement.

Each of these employment agreements restricts the disclosure of confidential information and prohibits the executive officer from competing with Nucor during the 24-month period following the termination of his employment. These employment agreements also prohibit the six executive officers from encouraging Nucor customers to purchase steel or steel products from one of Nucor’s competitors or encouraging any of Nucor’s employees to terminate their employment relationship with Nucor. Each employment agreement further provides that any inventions, designs or other ideas conceived by the executive officer during his employment with Nucor will be assigned to Nucor.

Under each of these employment agreements, the executive officer that is a party to the agreement will be entitled to receive in consideration of his agreement not to compete a cash payment following his termination of employment with Nucor for any reason other than death. Subject to the exceptions described below, the amount, if any, payable to an executive officer under his employment agreement in consideration for his covenant not to compete will be paid in 24 monthly installments following his termination. The amount of each monthly installment will be equal to the product of 3.36 times the executive officer’s highest base salary during the twelve months immediately preceding the termination of his employment, divided by twelve. If, however, an executive officer that is receiving monthly installment payments dies within twelve months of his date of termination of employment, Nucor will pay his estate the monthly payments only through the end of the first twelve months following termination of his employment. Nucor’s obligation to make the monthly installment payments to an executive officer under his employment agreement will terminate automatically and immediately if the executive officer dies twelve or more months following termination of his employment.

Each of these six executive officers with whom Nucor has employment agreements is also entitled to receive severance payments following termination of his employment or his resignation, death or retirement under a general severance policy adopted by the Board of Directors that applies to all senior officers of Nucor. The amount of severance payments to be received by a particular executive officer or, in the case of his death while employed by Nucor, his estate, will depend upon his age at the time of his termination, resignation, retirement or death and the length of his service with Nucor. If the executive officer is younger than 55, he, or his estate, will be entitled to receive a severance payment equal to the greater of (A) one month of his base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary or (B) the value of the total number of his shares of Nucor common stock that remain forfeitable pursuant to the terms of any of the senior officer incentive compensation plans. If the executive officer is 55 or older, he, or his estate, will be entitled to receive a severance payment equal to one month of his base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary. Nucor’s executive officers become fully vested in their forfeitable Nucor stock when they turn 55.

The following tables set forth stock option information for the chief executive officer and for the five other highest-compensated senior officers for 2004:

Stock Option Grants in 2004 (1)

	Stock Options Granted in 2004					Potential Realizable Value
Name	Number of Shares	Percent of Total Granted to All Employees		Exercise Price	Expiration Date	5% Annual Stock Price Appreciation	10% Annual Stock Price Appreciation
Daniel R. DiMicco	18,520 15,240	1.6 1.3	% %	$32.395 39.365	February 28, 2011 August 31, 2011	$244,242 244,229	$569,188 569,157

Terry S. Lisenby	9,260 7,620	0.8 0.7	% %	32.395 39.365	February 28, 2011 August 31, 2011	122,121 122,114	284,594 284,578

John J. Ferriola	7,716 6,350	0.7 0.6	% %	32.395 39.365	February 28, 2011 August 31, 2011	101,759 101,762	237,141 237,149

Hamilton Lott, Jr.	7,716 6,350	0.7 0.6	% %	32.395 39.365	February 28, 2011 August 31, 2011	101,759 101,762	237,141 237,149

D. Michael Parrish	7,716 6,350	0.7 0.6	% %	32.395 39.365	February 28, 2011 August 31, 2011	101,759 101,762	237,141 237,149

Joseph A. Rutkowski	7,716 6,350	0.7 0.6	% %	32.395 39.365	February 28, 2011 August 31, 2011	101,759 101,762	237,141 237,149

(1)	234 key employees, including executive officers, participate in Nucor’s Key Employees Incentive Stock Option Plans, pursuant to which stock options are granted at 100% of the market value on the date of grant. During 2004, key employees, other than the above-named executive officers, were granted stock options for 1,050,874 shares (90% of the total stock options granted to all employees), at the same exercise prices and expiration dates as the above-named executive officers. The potential realizable value of stock options granted to these other key employees was $15,251,835 at 5% annual stock price appreciation and $35,543,261 at 10% annual stock price appreciation.

Stock Option Exercises in 2004

and Year-End 2004 Stock Option Values (1)

	Stock Options Exercised in 2004		Number of Unexercised Stock Options at Year-End 2004		“Value” of Unexercised In-the-Money Stock Options at Year-End 2004
Name	Shares Acquired	“Value” Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel R. DiMicco	12,034	$263,645	107,216	15,240	$2,895,920	$197,739

Terry S. Lisenby	50,040	872,641	15,024	7,620	321,384	98,870

John J. Ferriola	2,126	36,883	39,878	6,350	1,020,351	82,391

Hamilton Lott, Jr.	40,828	597,602	25,630	6,350	641,582	82,391

D. Michael Parrish	44,012	639,836	11,614	6,350	257,953	82,391

Joseph A. Rutkowski	29,772	693,851	43,296	6,350	1,137,241	82,391

(1)	“Value” (calculated in accordance with the rules of the SEC) is the excess of the market price over the exercise price. During 2004, key employees, other than the above-named executive officers, acquired 2,041,996 shares on exercise of stock options. At year-end 2004, these other key employees had 1,996,712 unexercised stock options, 1,507,602 of which were exercisable and 489,110 were unexercisable. At year-end 2004, these other key employees had unexercised in-the-money stock options, with a “value” of $39,319,472 for exercisable stock options, and $6,346,202 for unexercisable stock options. The “value” of unexercised in-the-money stock options is calculated using the last published price per share at which Nucor common stock was traded on December 31, 2004 ($52.34).

LONG-TERM INCENTIVE PLANS

Estimated Future Payouts (2)
Name	Number of Shares (1)	Performance Period	Threshold (shares) (3)	Target (shares)	Maximum (shares)
Daniel R. DiMicco	— —	1/1/03–12/31/05 1/1/04–12/31/06	6,895 5,237	27,579 20,946	55,157 41,893

Terry S. Lisenby	— —	1/1/03–12/31/05 1/1/04–12/31/06	3,936 2,990	15,745 11,961	31,489 23,921

John J. Ferriola	— —	1/1/03–12/31/05 1/1/04–12/31/06	3,578 2,718	14,312 10,874	28,624 21,748

Hamilton Lott, Jr.	— —	1/1/03–12/31/05 1/1/04–12/31/06	3,578 2,718	14,312 10,874	28,624 21,748

D. Michael Parrish	— —	1/1/03–12/31/05 1/1/04–12/31/06	3,578 2,718	14,312 10,874	28,624 21,748

Joseph A. Rutkowski	— —	1/1/03–12/31/05 1/1/04–12/31/06	3,578 2,718	14,312 10,874	28,624 21,748

(1)	The actual number of shares that will be paid out at the end of the performance period, if any, cannot be determined because the shares earned by the above-named executive officers will be based upon the Company’s return on average invested capital for the performance period relative to a peer group comprised of the Company’s principal competitors and a peer group comprised of high-performing companies in capital-intensive industries.

(2)	For any award payable at the conclusion of the performance period, the value of 50% of the shares comprising the performance award, determined by multiplying the number of such shares by the closing price on the last trading day of the performance period, will be paid to the named executive officer in cash. The remaining 50% of the shares will be issued as restricted shares or restricted stock units at the election of the executive. One-third of the restricted shares will become vested upon each of the first three anniversaries of the award date, or upon the executive officer’s attainment of age 55, death or disability.

(3)	If our performance compared to the two peer groups is below the threshold level relative to the peer groups, then no shares will be earned. To the extent the Company’s performance exceeds the threshold level relative to either or both of the peer groups, a varying amount of shares of common stock and cash up to the maximum will be earned.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b) (3)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by stockholders (1)	2,297,367	(2)	$29.36	11,726,802	(4)
Equity compensation plans not approved by stockholders (5)	48,310	(6)	$29.59	519,406	(7)

	2,345,677		$29.37	12,246,208

(1)	Includes the Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”), the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”), the 1997 Key Employees Incentive Stock Option Plan (the “1997 Plan”) and the 2003 Key Employees Incentive Stock Option Plan (the “2003 Plan”).

(2)	Includes 991 deferred stock units awarded and outstanding under the AIP, 8,746 deferred stock units awarded and outstanding under the LTIP, 2,066,042 stock options awarded and outstanding under the 1997 Plan, and 221,588 stock options awarded and outstanding under the 2003 Plan.

(3)	Weighted average exercise price of awarded and outstanding options; excludes deferred stock units.

(4)	Represents 1,948,390 shares available under the AIP and LTIP, -0- shares available under the 1997 Plan and 9,778,412 shares available under the 2003 Plan.

(5)	Includes the Nucor Employee Service Award Plan (the “Service Award Plan”) and the Nucor Corporation 2001 Non-Employee Director Equity Plan (the “Non-Employee Director Plan”).

(6)	Includes 48,310 stock options awarded and outstanding under the Non-Employee Director Plan.

(7)	Does not include any shares available for future issuance under the Service Award Plan as that plan does not include a maximum number of shares to be awarded. Includes 519,406 shares available under the Non-Employee Director Plan.

Material Features of Equity Compensation Plans Not Approved by Stockholders

Service Award Plan.    Under the Service Award Plan, each non-officer employee is awarded five (5) shares of Nucor common stock for every five years of service with the Company (e.g., five (5) shares awarded on an employee’s fifth anniversary, ten (10) shares awarded on an employee’s tenth anniversary, etc.). Shares are issued each month from treasury stock. The Company recognizes compensation expense for the fair market value of the shares awarded under the plan.

Non-Employee Director Plan.    Directors who are not employees are granted options semi-annually with a target Black-Scholes annual value of $50,000 for all directors other than the Non-Executive Chairman and $75,000 for the Non-Executive Chairman. The exercise price is equal to the market value of Nucor common stock on the date of grant. The options become exercisable six months after the grant date and expire seven years after the grant date.

At the 2005 annual meeting, Nucor stockholders will be asked to approve the Nucor Corporation 2005 Stock Option and Award Plan (see Proposal 4 on pages 22 through 24 of this proxy statement). If the proposal is approved, no additional shares or options will be awarded under the Service Award Plan or the Non-Employee Director Plan; however, the Company intends to continue granting service awards to non-officer employees under the 2005 Stock Option and Award Plan.

STOCK PERFORMANCE GRAPH

This graphic comparison assumes the investment of $100 in Nucor Corporation common stock, $100 in the S&P 500 Index, and $100 in the S&P Steel Group Index, all at year-end 1999. The resulting cumulative total return assumes that cash dividends were reinvested. Nucor common stock comprised 51% of the S&P Steel Group Index at year-end 2004 (39% at year-end 1999).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires that our executive officers and directors file reports of their ownership and changes in ownership of Nucor common stock on Forms 3, 4 and 5 with the SEC and NYSE. The Company has reviewed such reports received by it and written representations from its executive officers and directors. Based solely on such review, the Company believes that all filings were timely made in 2004.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR the proposal.

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Nucor for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has acted in such capacity for Nucor since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification and will reconsider whether to retain PricewaterhouseCoopers LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Nucor.

Nucor’s Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Unless otherwise specified, proxies will be voted FOR the proposal.

PROPOSAL 3

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors recommends a vote FOR the proposal.

The Board of Directors recommends that the stockholders approve an amendment to the Company’s Restated Certificate of Incorporation that would double the number of authorized shares of common stock to 400,000,000. Each additional share of Nucor common stock authorized will have the same rights and privileges as each currently authorized share of Nucor common stock. The Company’s Restated Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of common stock, $0.40 par value, and 250,000 shares of preferred stock, $4.00 par value. No preferred stock is outstanding.

On October 15, 2004, Nucor effected a two-for-one stock split of its common stock in the form of a 100% stock dividend. As a result, the number of outstanding shares was increased from 79,545,412 to 159,090,824 as of that date, and the number of authorized, but unissued shares was reduced by a corresponding amount.

At February 28, 2005, Nucor had issued and outstanding 159,768,892 shares of common stock. In addition, approximately 12,246,208 shares of common stock have been reserved for future issuance under the Company’s employee benefit and incentive plans. Accordingly, there are only 27,984,900 shares of common stock currently available for issuance. If the increase in authorized common stock is approved, the number of shares unreserved and available for issuance will increase to 227,984,900.

In order to give Nucor greater flexibility in considering and planning for future business needs, our Board of Directors believes it is in our best interests to increase the number of authorized shares of common stock. The effect of the increase in the authorized number of shares of Nucor’s common stock is to restore the same approximate percentage of shares that are outstanding as to the total number of authorized shares that existed prior to the two-for-one stock split.

If the amendment is approved by Nucor’s stockholders by the required vote, the Board of Directors will be able to issue the additional authorized shares for various corporate purposes, including but not limited to, stock splits, stock dividends, financings, corporate mergers and acquisitions and other general corporate transactions.

Except for shares which may be issued under the Company’s employee benefit plans, Nucor has no present plans for issuance of additional common stock. No holder of Nucor stock has a preemptive right to acquire any additional common stock, except as may be required by law or the rules of the NYSE, on which the common stock is listed.

If this proposal is approved, the issuance of additional shares of common stock, other than in connection with stock splits and stock dividends, could have the effect of diluting earnings per share, book value or the voting rights of the present holders of shares of Nucor’s common stock. In recent years, most of the common stock issued by Nucor has been for stock splits and Nucor’s employee benefit plans.

The amendment may also have the effect of discouraging attempts to take control of Nucor through a merger, tender offer, proxy contest or other approach, as additional shares of common stock could be issued to dilute the stock ownership and voting power of, or to increase the cost to, a party seeking to obtain control of us. Nucor is not proposing this amendment in response to any known attempt or effort by a third party to take control of us.

As amended, Section A of Article IV of the Restated Certificate of Incorporation would read as follows:

“A.    The total number of shares of Common Stock which the corporation shall have authority to issue is four hundred million, 400,000,000, and the par value of each share is forty cents, $0.40, amounting in the aggregate to one hundred sixty million dollars, $160,000,000. The total number of shares of Preferred Stock which the corporation shall have authority to issue is two hundred fifty thousand, 250,000, and the par value of each share is four dollars, $4.00, amounting in the aggregate to one million dollars, $1,000,000.”

Nucor’s Board of Directors recommends a vote FOR approval of the amendment to the Restated Certificate of Incorporation. Unless otherwise specified, proxies will be voted FOR the amendment.

PROPOSAL 4

APPROVAL OF 2005 STOCK OPTION AND AWARD PLAN

The Board of Directors recommends a vote FOR the proposal.

During 2004, the Compensation and Executive Development Committee undertook, with the assistance of an executive compensation consultant, a comprehensive review and redesign of Nucor’s stock option plans for employees and directors, including the Nucor Corporation 2001 Non-Employee Director Equity Plan and the Nucor Corporation 2003 Key Employees Incentive Stock Option Plan (together, the “2001/2003 Stock Plans”). Upon the conclusion of the project, the Compensation and Executive Development Committee recommended to the Board of Directors that the 2001/2003 Stock Plans be replaced by the Nucor Corporation 2005 Stock Option and Award Plan (the “2005 Stock Plan”). Nucor’s Board of Directors adopted and approved such recommendation and the 2005 Stock Plan, subject to stockholder approval. A copy of the 2005 Stock Plan is included at the end of this proxy statement as Appendix B.

Any employee of the Company or any subsidiary is eligible to participate in and receive awards under the 2005 Stock Plan if the Committee determines that such employee is a key employee that has contributed, or can be expected to contribute, significantly to the financial success of the Company. A total of 234 key employees currently participate in Nucor’s stock option plans. The seven members of the Board of Directors who are not employees of the Company or any subsidiary are also eligible to participate in and receive awards under the 2005 Stock Plan.

As of December 31, 2004, there were 10,297,818 shares of common stock available for future stock option awards under the 2001/2003 Stock Plans. In the event the 2005 Stock Plan is approved by the stockholders, no further stock options will be granted under the 2001/2003 Stock Plans, and the number of shares of common stock that were available for future awards under the 2001/2003 Plans will become available for awards under the 2005 Stock Plan. Therefore, the 2005 Stock Plan will not increase the number of shares eligible for awards. However, as described below, the 2005 Stock Plan will expand the types of equity based awards that Nucor may grant to employees and directors.

The 2005 Stock Plan will be administered by the Compensation and Executive Development Committee with respect to awards to employees and by the Board of Directors with respect to awards to directors (such committee and the Board is referred to as the “Committee” in this description of the 2005 Stock Plan). The Committee will have the authority to select the persons eligible to receive awards, determine the types of awards and, subject to the limitation on individual awards in the 2005 Stock Plan, the number of shares of common stock to be awarded and select the terms and conditions attached to all awards. The 2005 Stock Plan provides that no award may be made to an employee who at the date of the award owns more than 2% of the total combined voting power or value of all classes of Nucor stock or a director who on the date of the award owns more than 1% of the total combined voting power or value of all classes of Nucor stock. The 2005 Stock Plan also provides that the maximum number of shares with respect to which awards may be granted to any employee during a calendar year is 200,000 shares. The 2005 Stock Plan will expire, and no awards may be granted thereunder, after June 30, 2010.

Forms of Equity-Based Awards Available Under the 2005 Stock Plan.

Stock Options.    The Committee may grant stock options, which entitle the option holder to purchase a specified number of shares of Nucor common stock at an exercise price that is not less than the fair market value of the stock on the date that the option is granted. Options granted may be for a term of not more than ten years, will be exercisable during the optionee’s lifetime only by the optionee, are non-transferable during the life of the optionee, and after the optionee’s death are transferable only by will or the laws of descent and distribution.

Awards of stock options to employees may include incentive stock options, non-qualified stock options, or any combination thereof. Only non-qualified stock options may be awarded to directors. Under existing tax laws, a participant who is granted an option will not realize any taxable income when the option is granted and Nucor will not receive a tax deduction. When an incentive stock option is exercised by an employee, no taxable income is recognized by the optionee nor is a tax deduction available to Nucor. When a non-qualified stock option is exercised by an employee or a director, the spread between the exercise price and the fair market value of the acquired shares at the time of exercise is ordinary income to the participant, and Nucor receives a tax deduction for the same amount at the time of exercise.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights (“SARs”), which represent the right to receive an amount equal to the excess of the fair market value of a share of stock on the date of redemption over an amount set by the Committee that is not less than the fair market value of a share of stock on the date of the award. Amounts paid on the exercise of a SAR may be paid in cash, in stock or in any combination thereof; provided that, a SAR, including one that entitles the holder to a cash payment on redemption, will have terms that ensure that participants will not incur a tax penalty under Section 409A of the Internal Revenue Code.

Under existing tax laws, a participant will not realize any taxable income when the SAR is granted and Nucor will not receive a tax deduction. When a SAR is exercised, the spread between the price received at exercise and the fair market value of the SAR at the time of exercise is ordinary income to the participant, and Nucor will receive a tax deduction for the amount of income recognized by the participant.

Restricted Stock.    The Committee may grant awards of restricted stock which are awards of common stock of the Company subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock. Conditions attached to the restricted stock may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeitures of the restricted stock upon certain terminations of employment. Restricted stock granted to employees will vest over a minimum period of three years (or one year in the case of a performance-based award), except in the event of a participant’s death, disability or retirement or in the event of a change of control of the Company or similar circumstances. Up to 5% of the shares of stock authorized under the Plan may be granted to employees as restricted stock or restricted stock units (described below) without minimum vesting. In addition, restricted stock and restricted stock units may be granted to non-employee directors and nominal awards of up to 100 shares of restricted stock may be granted during a calendar year to an employee who is not an officer in recognition of the length of his employment with Nucor, in either case, without minimum vesting. When the period of restriction on restricted stock terminates, the unrestricted shares are delivered to the participant.

A participant who is granted restricted stock generally will realize taxable income on the fair market value of the restricted stock, less any amount paid by the employee, at the time the award is no longer subject to restrictions on transfer or a substantial risk for forfeiture. However, a participant can elect under Internal Revenue Code Section 83(b), within 30 days of receipt of the award, to recognize taxable ordinary income equal to the fair market value of Nucor common stock, less any amount paid by the employee, on the date of the award. Nucor receives a deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant filed a timely election to accelerate recognition of income under Section 83(b) of the Code).

Restricted Stock Units.    The Committee may grant awards of restricted stock units which units represent the participant’s right to receive shares of Company stock subject to such terms, conditions and restrictions as the Committee may provide in the award instruments granting the restricted stock units. Restricted stock units generally will vest over a minimum period of three years (or one year in the case of a performance-based award), except in the event of a Participant’s death, disability or retirement or in the event of a change of control of the Company or similar circumstances. Up to 5% of the shares of stock authorized under the Plan may be granted as restricted stock or restricted stock units without the minimum three year vesting period. In addition, restricted stock and restricted stock units may be granted to non-employee directors without minimum vesting. The award agreement will specify whether dividend equivalents on the restricted stock units will be paid in cash or deemed reinvested in additional restricted stock units. Common stock is paid to the participant, or the participant’s beneficiary in case of the participant’s death, in exchange for restricted stock units as soon as practicable following the participant’s termination of employment, the expiration of a director’s service, or death; provided that, distribution will not be made to a “key employee” (as defined in Section 409A of the Internal Revenue Code) prior to the date required to comply with such Section.

A participant who is granted restricted stock units will not realize any taxable income when the restricted stock unit is granted and Nucor will not receive a tax deduction at that time. A participant will realize taxable income on the fair market value of unrestricted common shares, less any amount paid by the participant, on the date such shares are transferred to the participant, and Nucor will receive a deduction for the same amount.

Performance Shares.    The Committee may grant performance shares, which are units equal to the fair market value of a share of stock, in such amount and subject to such terms as determined by the Committee. The vesting and payment of performance shares are contingent upon the degree of attainment of one or more performance objectives that are met within a specified performance period. The Committee will pay any earned performance shares as soon as practical after they are earned in the form of cash, stock or a combination thereof (as determined by the Committee) having an aggregate fair market value equal to the value of the earned performance shares as of the date they are earned. Any stock used for the payment of earned performance shares may be granted subject to any restrictions deemed appropriate by the Committee.

A participant will not realize any ordinary taxable income upon the grant of a performance share. Upon payment of the performance shares, the participant will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received or the fair market value of any stock received and Nucor will receive a deduction for the same amount.

Deferral of Certain Awards and Director Fees.

At the discretion of the Committee, a participant may elect or be required to defer and re-defer the receipt of all or any part of the payment of cash or the delivery of stock that would otherwise be due to the participant by virtue of the lapse or waiver of restrictions with respect to restricted stock or the satisfaction of any requirements or goals with respect to performance shares. In addition, the Committee may permit directors to elect to defer cash retainer or meeting fees. Any deferred amounts will be credited in the form of restricted or deferred stock units to a bookkeeping account and will be paid to the participant as soon as practicable following the termination of employment or following the expiration of a director’s service on the Board. Any deferred amount will be paid at the participant’s election in either a lump sum or in annual installment payments over three (3) or five (5) years. Any amounts deferred will not be includible as ordinary taxable income to the participant or deductible by the Company until such amounts are paid to the participant.

Noncompetition and Nonsoliciation.

The Committee may require that an award held by a participant will be cancelled if the participant competes with the Company, solicits or offers employment to any employee of the Company or solicits or attempts any customer of the Company to alter its business with the Company within a period of up to two years after the participant terminates employment with the Company. The Committee may also require a participant who engages in any such activity to return to the Company the economic value the participant received from the exercise or redemption of an award within the six month period prior to the date the participant engaged in such activity.

Nucor’s Board of Directors recommends a vote FOR approval of the 2005 Stock Option and Award Plan. Unless otherwise specified, proxies will be voted FOR the 2005 Stock Option and Award Plan.

OTHER MATTERS

Discretionary Voting by Proxy Holders

Nucor’s Board of Directors does not intend to present any matters to the 2005 annual meeting of stockholders other than as set forth above, and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment, the matter may be excluded by Nucor as untimely or the persons named in the enclosed proxy may vote such proxy on the matter according to their best judgment.

Stockholder Proposals

Any stockholder proposal intended to be included in Nucor’s proxy statement for its 2006 annual meeting of stockholders must be received by Nucor not later than November 29, 2005. Any stockholder proposal intended to be presented at the 2006 annual meeting of stockholders, but that will not be included in the proxy statement, must be received by Nucor no more than 90 days but at least 60 days before the date of such meeting. The 2006 annual meeting of stockholders is expected to be held on May 11, 2006. Based on the estimated meeting date, any proposals received earlier than February 10, 2006 or later than March 12, 2006 may be excluded from the meeting.

Solicitation and Expenses

Nucor will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the proxy statement, the proxy and any additional soliciting materials sent by Nucor to stockholders. Nucor has retained the services of Georgeson Shareholder Communications Inc. (“GSC”) to assist in the solicitation of proxies from the Company’s stockholders. The fees to be paid to GSC by the Company for these services are not expected to exceed $10,000, plus reasonable out-of-pocket expenses. Further, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of Nucor may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

Delivery of Proxy Statements

As permitted by the Securities and Exchange Act of 1934, as amended, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the proxy statement and annual report in the future should be directed to Nucor’s Corporate Secretary at our executive offices.

Stockholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may contact Nucor’s Corporate Secretary at our executive offices to request that only a single copy of the proxy statement and annual report be mailed in the future.

By order of the Board of Directors,

DANIEL R. DIMICCO

Vice Chairman, President and

Chief Executive Officer

March 29, 2005

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD

IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

Appendix A

As Amended And Restated by the Board

February 23, 2005

NUCOR CORPORATION

AUDIT COMMITTEE CHARTER

Membership

The Audit Committee shall be comprised of at least three directors, each of whom shall be a member of the board of directors in good standing and shall meet the independence, experience and expertise requirements of the New York Stock Exchange (the “NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). At least one member of the Audit Committee shall be an “audit committee financial expert” as defined in rules promulgated by the Commission. The members of the Committee and its chairperson are selected by the Board upon the recommendation of the Governance and Nominating Committee. The members shall serve at the pleasure of the Board for such term or terms as the Board shall determine. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Purpose

The Audit Committee shall assist the Board in oversight of:

1) the integrity of the Company’s financial statements,

2) the Company’s compliance with legal and regulatory requirements,

3) the performance of the Company’s internal audit function and the public accounting firm engaged to prepare or issue an audit report with respect to the Company’s financial statements (the “Independent Auditors”).

The Audit Committee’s purpose is also to (i) assess and monitor the qualifications and independence of the Independent Auditors and (ii) review and approve the report required by rules of the Commission to be included in the Company’s annual proxy statement.

Duties and Responsibilities

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditors (including resolution of disagreements between management and the Independent Auditors regarding financial reporting) employed by the Company for the purpose of preparing or issuing an audit report on the Company’s financial statements or related work, and the Independent Auditors must report directly to the Audit Committee. The Committee shall also be directly responsible for terminating the Independent Auditors if the members of the Audit Committee determine it is necessary to do so. In addition, the Audit Committee shall approve in advance all auditing services, internal control-related services and permitted non-auditing services (including the terms thereof) to be provided by the Independent Auditors except as the requirement for advance approval may be waived in accordance with subparagraph (B) of Section 10A(i)(l) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. To the extent that the Exchange Act or rules adopted by the Commission and the corporate governance listing standards of the NYSE allow the Audit Committee to delegate its authority to approve permitted non-audit services that management believes should be provided by the Independent Auditors, the Audit Committee may delegate its authority to approve such services to its Chairperson; provided, however, any such services approved by its Chairperson shall be presented to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee shall require the Independent Auditor to provide it with timely reports regarding:

1) Critical accounting policies and practices;

2) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments;

3) Any accounting disagreements between the Independent Auditor and management; and

4) Other material written communications between the Independent Auditor and management.

Both the Independent Auditors and the Company’s internal auditors shall have full access to members of the Audit Committee. Likewise, the Audit Committee members shall have full access to both the Independent Auditors and the Company’s internal auditors. To ensure such access and to permit its members to perform their oversight function most effectively, the Audit Committee shall meet separately, at least quarterly, with management (including the Chief Executive Officer and Chief Accounting Officer), the manager of internal audit, and the Independent Auditors to review the adequacy of the Company’s internal controls, changes in accounting policies, and the quality of financial reporting and to discuss any other issues warranting Audit Committee attention. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Auditors for the purpose of rendering or issuing an audit report, to any advisors employed by the Audit Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

1)	Meet to review and discuss the annual audited financial statements with management and the Independent Auditors, including reviewing the Company’s specific disclosures in its periodic reports to the Commission made under the section of those reports captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2)	Meet to review and discuss the quarterly financial statements with management and the Independent Auditors prior to the filing of the Company’s Form 10-Q, including the results of the Independent Auditor’s review of the quarterly financial statements.

3)	Discuss with management and the Independent Auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4)	Review and discuss with management and the Independent Auditors any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5)	Review and discuss with management (including the senior internal audit executive) and the Independent Auditors the Company’s internal controls report and the Independent Auditors attestation of the report prior to the filing of the Company’s Form 10-K.

6)	Review and discuss quarterly reports from the Independent Auditors on:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors; and

(c)	other material written communications between the Independent Auditors and management, such as any management letter or schedule of unadjusted differences.

7)	Review and discuss with management the Company’s quarterly earnings press releases in advance of their release, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The initial review and discussion of such materials with management may be conducted by the Chairperson alone provided that such discussions and any actions taken are reviewed with the full Audit Committee at its next regularly scheduled meeting.

8)	Discuss with management and the Independent Auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

9)	Meet periodically with management and outside counsel to discuss the Company’s major financial risk exposures, including but not limited to legal and environmental claims and liabilities, risk management and other financial exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10)	Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11)	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

12)	At least annually, obtain and review a report by the Independent Auditors describing: (a) the firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) (to assess the auditor’s independence) all relationships between the Independent Auditors and the Company.

13)	Ensure the rotation of the audit partners as required by law.

14)	Set clear policies for the Company’s hiring of employees or former employees of the Independent Auditors.

15)	Meet with the Independent Auditors prior to the audit to discuss the planning and staffing of the audit.

16)	Discuss with the Independent Auditors, management and the manager of the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

17)	Obtain from the Independent Auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

18)	Obtain reports from management, the Company’s senior internal auditing executive and the Independent Auditors that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal or regulatory requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

19)	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20)	Discuss with management and the Independent Auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

The Audit Committee shall report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditors, or the performance of the internal audit function. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Meetings

The Committee will meet at least four times per year, and pursuant to the Bylaws of the Company with regard to notice and waiver. The chairperson will preside, when present, at all meetings of the Committee. Written minutes of the meeting will be filed in the Company records. Reports of the Committee will be made to the Board at the next regularly scheduled meeting of the Board following the Committee meeting, including any recommendations of the Committee to be approved or otherwise acted upon by the full Board.

Annual Performance Evaluation

The Audit Committee shall annually evaluate its own performance and report to the Board the conclusions the members reach with regard to the Audit Committee’s performance of its duties and responsibilities.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Independent Auditors.

Appendix B

NUCOR CORPORATION

2005 STOCK OPTION AND AWARD PLAN

Effective July 1, 2005

NUCOR CORPORATION

2005 STOCK OPTION AND AWARD PLAN

ARTICLE I

INTRODUCTION

The Company hereby adopts and establishes the Nucor Corporation 2005 Stock Option and Award Plan to attract and retain Employees and Directors of outstanding competence and to encourage and enable such Employees and Directors to obtain a financial interest in the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

(a) “Award” means an award granted to a Participant pursuant to Article III.

(b) “Award Agreement” means an agreement described in Article IV between the Company and a Participant, setting forth the terms, conditions and limitations applicable to an Award granted to the Participant.

(c) “Beneficiary,” with respect to a Participant, means (i) one or more persons as the Participant may designate as primary or contingent beneficiary in a writing delivered to the Company or the Committee or (ii) if there is no such valid designation in effect at the Participant’s death, the Participant’s estate.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

(f) “Committee” means (i) with respect to Awards to Employees, the administration of such Awards and all other matters related to Awards to Employees, the Compensation and Executive Development Committee of the Board or such other committee or subcommittee as may be designated by the Board and (ii) with respect to Awards to Directors, the administration of such Awards and all other matters related to Awards to Directors, the Board.

(g) “Company” means Nucor Corporation, a Delaware corporation.

(h) “Compete” means to engage in the design, research, development, manufacture, marketing, sale or distribution of products that are the same as, or substantially similar to, products that are being designed, researched, developed, manufactured, marketed, sold or distributed by the Company or a Subsidiary.

(i) “Deferral Account” means the individual bookkeeping account maintained by the Company in the name of a Participant to record the Participant’s Deferral Amounts.

(j) “Deferral Agreement” means the agreement or agreements entered into by a Participant which specifies the Participant’s Deferral Amounts.

(k) “Deferral Amount” means the amount of an Award that is deferred by a Participant under a Deferral Agreement pursuant to Section 4.8.

(l) “Director” means a person who is a member of the Board and who is not an Employee.

(m) “Effective Date” means, subject to Article XI, July 1, 2005.

(n) “Employee” means any person, including a member of the Board, who is employed by the Company or a Subsidiary.

(o) “Fair Market Value” of a share of Stock means, on any given date, the closing price of such share of Stock as reported on the New York Stock Exchange composite tape on such date, or if the Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Stock was traded on such exchange, all as reported by such source as the Committee may select.

(p) “Participant” means an Employee or Director who is granted an Award by the Committee.

(q) “Performance Objective” is defined in Section 4.6.

(r) “Performance Period” is defined in Section 4.6.

(s) “Performance Share” means an Award of a unit under Section 4.4 that is valued by reference to the Fair Market Value of a share of Stock.

(t) “Plan” means the Nucor Corporation 2005 Stock Option and Award Plan, as set forth herein and as amended from time to time.

(u) “Restricted Stock” means an Award of Stock under Section 4.3 that has certain restrictions attached to the ownership thereof.

(v) “Restricted Stock Unit” means an Award of a unit under Section 4.4 that represents the right to receive one share of Stock.

(w) “Restricted Stock Unit Account” means the individual bookkeeping account maintained by the Company in the name of a Participant to record the Participant’s Restricted Stock Units and other amounts granted to the Participant under Section 4.4.

(x) “Stock Appreciation Right” means an Award to benefit from appreciation in the Fair Market Value of a share of Stock granted pursuant to Section 4.5.

(y) “Stock” means shares of Common Stock, par value $0.40, of the Company.

(z) “Stock Option” means a right to purchase a share of Stock granted pursuant to Section 4.2.

(aa) “Subsidiary” means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

(bb) “2001 Plan” means the Nucor Corporation 2001 Non-Employee Director Equity Plan.

(cc) “2003 Plan” means the Nucor Corporation 2003 Key Employees Incentive Stock Option Plan.

ARTICLE III

ELIGIBILITY

Awards may be granted to any Director or Employee who is designated as a Participant from time to time by the Committee. The Committee shall determine which Employees and Directors shall be Participants, the type of Award to be made to each Participant, and the terms, conditions, and limitations applicable to each Award not inconsistent with the Plan.

ARTICLE IV

AWARDS; DEFERRALS

Section 4.1.    General.    Awards shall include, and be limited to, those described in this Article IV. The Committee may grant Awards singly, in tandem, or in combination with other Awards, as the Committee may in its sole discretion determine.

Section 4.2.    Stock Options.    A Stock Option is a right to purchase a specified number of shares of Stock at a specified exercise price during such time as the Committee shall determine, subject to the following:

(a) The exercise price per share of any Stock Option shall be no less than the Fair Market Value per share of Stock subject to the option on the date such Stock Option is granted.

(b) A Stock Option may be exercised for all (and not less than all) of the Stock subject to the Stock Option by giving notice of exercise to the Company or an agent designated by the Company to administer the exercise of Stock Options and complying with such other exercise terms and procedures as the Committee may specify.

(c) The term of each Stock Option shall not exceed ten (10) years.

(d) The exercise price of the Stock subject to the Stock Option may be paid, at the discretion of the Committee, by delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with either (i) irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares as to which the Stock Option is to be exercised and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price, (ii) payment in full of the Stock Option exercise price in cash or cash equivalent acceptable to the Committee, or

(iii) a sufficient number of shares of Stock (delivered by attestation of ownership or actual delivery of one or more share certificates) to pay the exercise price; provided that, any such payment method will not be permitted to the extent to do so would result in additional accounting expense to the Company.

(e) Stock Options granted to an Employee may be incentive stock options intended to qualify for special tax treatment under Section 422 of the Code, non-qualified stock options not intended to so qualify or a combination of incentive and non-qualified stock options.

Section 4.3.    Restricted Stock.    Restricted Stock is Stock that is awarded to a Participant subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any such term or condition based on such factors or criteria as the Committee may determine.

Section 4.4    Restricted Stock Units.

(a) A Restricted Stock Unit is a unit granted to a Participant that represents the Participant’s right to receive one share of Stock. Each Restricted Stock Unit granted to a Participant shall be credited to a Restricted Stock Unit Account established and maintained in the name of such Participant on the books and records of the Company. Each Restricted Stock Unit granted to a Participant under this Plan shall be evidenced by an Award Agreement with the Company which shall contain the terms and conditions applicable to the Restricted Stock Unit.

(b) Restricted Stock Units granted to a Participant under the Plan shall become vested in the Participant in accordance with the vesting schedule specified by the Company on the date the Restricted Stock Units are granted.

(c) The Award Agreement for the grant of Restricted Stock Units shall specify whether dividend equivalents with respect to the Restricted Stock Units shall be paid in cash to the Participant or deemed reinvested in additional Restricted Stock Units. If the dividend equivalents are payable to a Participant in cash, the Company shall pay to the Participant in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, a dividend equivalent payment equal to the number of Restricted Stock Units granted to the Participant as of the record date for such dividend multiplied by the per share amount of the dividend. If the dividend equivalents are deemed reinvested in additional Restricted Stock Units, the Company shall credit to the Participant’s Restricted Stock Unit Account, within thirty (30) days after the payment date of any cash dividend with respect to the Stock, that number of additional Restricted Stock Units determined by dividing (i) the product of the total number of Restricted Stock Units credited to the Participant’s Restricted Stock Unit Account as of the record date for such dividend multiplied by the per share amount of the dividend by (ii) the Fair Market Value of a share of Stock on such record date. All Restricted Stock Units credited to a Participant’s Restricted Stock Unit Account to record the deemed reinvestment of dividend equivalents in accordance with this Section 4.4(c) shall be fully vested when so credited.

(d) A Participant’s Restricted Stock Unit Account shall be paid to the Participant, or in the event of the Participant’s death, to the Participant’s Beneficiary, as soon as practicable following the date the Participant terminates service as a member of the Board or as an Employee as applicable; provided that, in no event shall a Restricted Stock Unit Account be paid to a “key employee” (as defined in Section 4.8(e)) prior to the date required to comply with Code Section 409A. The form of payment shall be one share of the Company’s Stock for each Restricted Stock Unit credited to the Participant’s Restricted Stock Unit Account and cash for any fractional unit. At the election of the Participant, distribution shall be made in either a single sum payment of shares of Stock (and cash for any fractional units) or in annual installment payments of shares of Stock over either three (3) or five (5) years. Such payment election shall be made by the Participant at the time the first Restricted Stock Unit is granted to the Participant, shall apply to a Participant’s entire Restricted Stock Unit Account and shall be irrevocable.

Section 4.5.    Stock Appreciation Rights.

(a) A Stock Appreciation Right is an Award entitling an eligible Participant to receive on the date of redemption an amount equal to the excess of the Fair Market Value of a share of Stock on the date of redemption over an amount set by the Committee on the date of the Award that is no less than the Fair Market Value of a share of Stock on the date of Award.

(b) Each eligible Participant receiving a Stock Appreciation Right under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Stock Appreciation Right and such related matters as the Committee shall, in its sole discretion, determine.

(c) The Company shall redeem all of the Stock Appreciation Rights in accordance with the terms and conditions set forth in the Award Agreement. The redemption price shall be equal to the amount described in Section 4.5(a). The Company shall pay the amount due upon the redemption of Stock Appreciation Rights in the form of cash, Stock or a combination thereof (as determined by the Committee); provided, however, any Stock Appreciation Right, including one that entitles the holder to a cash payment on redemption, shall have terms that ensure the Participant shall not incur a tax penalty under Section 409A of the Code. Any Stock used for the payment of Stock Appreciation Rights may be delivered to the Participant subject to any restrictions deemed appropriate by the Committee.

Section 4.6.    Performance Shares.    Performance Shares may be granted to a Participant in such amount and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The vesting and payment of Performance Shares shall be contingent upon the degree of attainment of such performance goals (the “Performance Objectives”) over such period (the “Performance Period”) as shall be specified by the Committee at the time the Performance Shares are granted. The Performance Objectives may be stated with respect to (i) the Company’s pre-tax earnings, (ii) the Company’s pre-tax earnings in relation to non-cash beginning assets (beginning assets less beginning cash and short-term investments), (iii) the achievement by the Company, a Subsidiary or an operating unit of stated objectives with respect to return on equity, earnings per share, total earnings, return on capital or return on assets, (iv) Fair Market Value, (v) revenues, (vi) total stockholder return, (vii) operating earnings or margin, (viii) economic profit or value created, (ix) strategic business criteria consisting of one or more objectives based on meeting specified goals relating to market penetration, geographic business expansion, cost targets, customer or employee satisfaction, human resources management, supervision of litigation or information technology or acquisitions or divestitures of subsidiaries, affiliates or joint ventures, or (x) any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods (e.g., earnings growth), or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The terms and conditions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement. The value of a Performance Share at any time shall be equal to the Fair Market Value of a share of Stock at such time. During the course of a Performance Period, the Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practical after they are earned in the form of cash, Stock or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Stock used for the payment of earned Performance Shares may be delivered to the Participant subject to any restrictions deemed appropriate by the Committee.

Section 4.7    Limitation on Vesting of Certain Awards.    Subject to Section 4.9, Restricted Stock and Restricted Stock Units granted to a Participant who is an Employee will vest over a minimum period of three years except in the event of the Participant’s death, disability or retirement, or in the event of a change in control of the Company or other similar special circumstances. The foregoing notwithstanding, (i) any Restricted Stock and Restricted Stock Units as to which either the grant or vesting is based on, among other things, the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death, disability or retirement, or in the event of a change in control of the Company or other similar special circumstances, (ii) a maximum of 100 shares of Restricted Stock may be awarded during a calendar year to an Employee who is not an officer without any minimum vesting requirements if such award is based on the length of the Employee’s continuous full-time service with the Company and its Subsidiaries, and (iii) up to five percent (5%) of the shares of Stock authorized under the Plan may be granted as Restricted Stock or Restricted Stock Units without any minimum vesting requirements. For purposes of this Section 4.7, (i) a performance period that precedes the grant of an Award shall be treated as part of the vesting period if the Participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

Section 4.8.    Deferrals.

(a) The Committee may require or permit a Participant to defer and re-defer the Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or the satisfaction of any requirements or goals with respect to Performance Shares. In addition, the Committee may permit Directors to defer their receipt of the payment of cash retainer or meeting fees payable to the Directors.

(b) To be effective to defer or re-defer the payment of an Award or fees pursuant to Section 4.8(a), a Participant must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee for such purpose prior to the beginning of the Performance Period or the calendar year, as appropriate, in which such Award or fees are earned or at such other time determined by the Committee to be compliant with the deferral requirements of Code Section 409A.

(c) The Committee shall establish a Deferral Account for each Participant who elects to defer an Award or Director fees pursuant to Section 4.8(a). A Participant’s Deferral Amount with respect to the deferral of Performance Shares shall be credited to such Participant’s Deferral Account at the time the deferred Award would otherwise be payable to the Participant. A Participant’s Deferral Amount with respect to the deferral of Restricted Stock or Director fees shall be represented by Common Stock units representing the right to receive one share of Stock and shall be credited to such Participant’s Deferral Account at the time the Award is made or the Director fees are payable. A Participant shall at all times be fully vested in the Participant’s Deferral Account.

(d) The Committee shall, in its sole discretion, establish rules and procedures for the payment or delivery of a Participant’s Deferral Account. A Participant’s Deferral Account shall be paid to the Participant as soon as practicable following the termination of the Employee’s employment with the Company for any reason, or following the expiration of the Director’s service on the Board. At the time the Participant enters into the first Deferral Agreement with the Company under this Plan, the Participant shall also elect the method of payment for the Participant’s Deferral Account. The Participant shall elect that payment from the Deferral Account be made in either one lump-sum payment or in annual installment payments over three (3) or five (5) years. Such payment election shall apply to a Participant’s entire Deferral Account and shall be irrevocable. Restricted Stock or Director fees that have been deferred and credited to a Participant’s Deferral Account in the form of Common Stock units shall be paid to the Participant in the form of shares of Stock. Performance Shares credited to a Participant’s Deferral Account shall be paid to the Participant in the form of cash, Stock or a combination thereof (as determined by the Committee).

(e) No payments of amounts deferred in accordance with this Section 4.8 shall be paid to a “key employee” (as defined in Code Section 409A) prior to the date required to comply with Code Section 409A.

(f) In no event may the Company accelerate the payment of any compensation deferred under this Section 4.8 that is subject to Section 409A of the Code.

Section 4.9.    Noncompetition and Nonsolicitation.

(a) An Award Agreement may require, as determined by the Committee in its sole discretion, that in the event a Participant, at any time during the Participant’s employment with the Company and for a period of up to two (2) years thereafter, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, stockholder or in any other capacity, owns, manages, operates, joins, controls or participates in the ownership, management, operation or control of, or furnishes any capital to, or is connected in any manner with, or provides any services as a consultant for, any business which Competes with the Company or a Subsidiary, the Participant shall, (i) immediately forfeit any portion of the Award subject to the Award Agreement that is then outstanding and (ii) return to the Company the economic value of the Award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s action as described in this section.

(b) An Award Agreement may also require, as determined by the Committee in its sole discretion, that for a period of up to two (2) years from the date of termination of employment, in the event the Participant who received the Award subject to the Award Agreement, on his or her own behalf or on behalf of any person, firm or company, directly or indirectly, solicits or offers employment to any person who has been employed by the Company or a Subsidiary at any time during the six (6) months immediately preceding such solicitation or solicits, contacts or attempts to influence any “Customer” or “Prospective Customer” of the Company to alter its business with the Company or to conduct business with another business which Competes with the Company or a Subsidiary, the Participant shall (i) immediately forfeit all of the Award subject to the Award Agreement that is then outstanding and (ii) return to the Company the economic value of the Award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s solicitation under this section. “Customer” means any customer of the Company with whom the Participant or the Participant’s direct reports had significant contact during the six (6) month period preceding the Participant’s termination of employment. “Prospective Customer” means any person or entity targeted by the Company as a potential user of the Company’s products or services, and whom the Participant or the Participant’s direct reports participated in the solicitation of during the six (6) month period preceding the Participant’s termination of employment.

ARTICLE V

AWARD AGREEMENTS

Section 5.1.    General.    Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award as are determined by the Committee.

Section 5.2.    Required Terms.    In any event, Award Agreements shall include, at a minimum, explicitly or by reference, the following terms:

(a)    Assignability; Exercise.    An Award may not be assigned, pledged, or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award (including any Stock Option) may be exercised or surrendered only by such Participant.

(b)    Termination.    A provision describing the treatment of an Award in the event of the retirement, disability, death, or other termination of a Participant’s employment as an Employee or service as a Director, including but not limited to terms relating to the vesting, time for exercise or surrender, forfeiture, or cancellation of an Award in such circumstances.

(c)    Rights of Stockholder.    A provision that a Participant shall have no rights as a stockholder with respect to any Stock subject to an Award until the date the Participant becomes the holder of record of such Stock. Except as provided in Article VIII, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

ARTICLE VI

SHARES OF STOCK SUBJECT TO THE PLAN

Section 6.1.    General.    This document supersedes and replaces the 2001 Plan and the 2003 Plan in their entirety, and no further awards shall be granted under the 2001 Plan or the 2003 Plan from and after the Effective Date, provided that any outstanding awards under the 2001 Plan or the 2003 Plan shall continue to remain outstanding in accordance with the terms thereof. Subject to the adjustment provisions of Article VIII hereof, beginning on the Effective Date, there is hereby reserved for issuance under the Plan a number of shares equal to the aggregate number of shares available for issuance under the 2001 Plan and the 2003 Plan immediately prior to the Effective Date. Any shares as to which Awards granted under this Plan or awards granted under the 2001 Plan or the 2003 Plan have lapsed, expired, terminated or been canceled shall also be reserved and available for issuance or reissuance under this Plan.

Section 6.2.    Shares to be Used.    The shares of Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock, Stock held in the Company treasury or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

Section 6.3.    Limitations on Individual Awards.    No Participant who is an Employee may own (directly or indirectly), at the date of an Award under the Plan, more than two percent (2%) of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. The maximum number of shares of Stock with respect to which Awards may be granted to an Employee during a calendar year is two hundred thousand (200,000) shares. No Participant who is a Director may own (directly or indirectly), at the date of an Award under the Plan, more than one percent (1%) of the total combined voting power or value of all classes of stock of the Company or a Subsidiary.

ARTICLE VII

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

ARTICLE VIII

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its stockholders other than a normal cash dividend, the Committee shall make appropriate adjustment in the number, kind, price and value of shares of Stock authorized by this Plan and any adjustments to outstanding Awards, per person Award limits and performance goals as it determines appropriate so as to prevent dilution or enlargement of rights.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1.    Amendment of Plan.    The Board has the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, that any amendment is subject to stockholder approval if the amendment (i) increases the aggregate number of shares of Stock that may be issued under the Plan (other than an adjustment pursuant to Article VIII), (ii) materially expands the class of individuals eligible to become Participants, (iii) expands the types of awards available under the Plan, (iv) materially extends the term of the Plan, (v) materially changes the method of determining the exercise price of a Stock Option, or (vi) otherwise is considered a “material revision” pursuant to Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (“NYSE”). No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made. Without the approval of the stockholders of the Company, neither the Board nor the Committee will amend or replace previously granted Stock Options or Stock Appreciation Rights in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the NYSE. Neither the Board nor the Committee shall have any authority to waive or modify any other terms of an Award after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification. Notwithstanding the preceding, the Board may amend or modify the Plan or any outstanding Award to the extent necessary to cause the Plan or such Award to comply with the requirements of Sections 409A(a)(2), (3) and (4) of the Code (as amended by the American Jobs Creation Act of 2004) and any rules or regulations issued thereunder by the United States Department of the Treasury.

Section 9.2.    Termination of Plan.    The Company expressly reserves the right, at any time, to suspend or terminate the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Subsidiary, Employee, class of Employees or Director.

Section 9.3.    Procedure for Amendment or Termination.    Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board and shall not require the approval or consent of any Subsidiary, Participant, or Beneficiary in order to be effective to the extent permitted by law. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law.

ARTICLE X

MISCELLANEOUS

Section 10.1.    Rights of Employees and Directors.    Status as an eligible Employee or Director shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or Director or to eligible Employees or Directors generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Director any right to continue in the employ or service of the Company or any Subsidiary or constitute any contract or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or service of such person with or without cause.

Section 10.2.    Compliance with Law.    No Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance and delivery complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time, or any successor statute, the Securities Exchange Act of 1934, as amended from time to time or any successor statute, and the requirements of the market systems or exchanges on which the Company’s Stock may, at the time, be traded or listed.

Section 10.3.    Unfunded Status.    The Plan shall be unfunded. Neither the Company, any Subsidiary, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, any Subsidiary, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

Section 10.4.    Limits on Liability.    Any liability of the Company or any Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

ARTICLE XI

EFFECTIVE DATE; DURATION OF THE PLAN

The Plan shall be effective as of the Effective Date, subject to approval and ratification of the Plan by the stockholders of the Company to the extent necessary to satisfy the requirements of the Code, the NYSE or other applicable federal or state law. The Plan shall terminate and no Awards may be granted under the Plan after June 30, 2010. Awards granted on or before June 30, 2010 shall remain valid in accordance with their terms.

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PROXY	2100 Rexford Road, Charlotte, North Carolina 28211 Phone (704) 366-7000 Fax (704) 362-4208

Proxy solicited on behalf of the Board of Directors of Nucor Corporation for the 2005 annual meeting of stockholders, to be held at 10:00 a.m. on Thursday, May 12, 2005, in Morrison A and B of The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina.

Daniel R. DiMicco and Terry S. Lisenby, or either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the 2005 annual meeting of stockholders, and any adjournment or postponement, on the following proposals, as set forth in the proxy statement:

1.	Elect three directors to a term of three years

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2005

3.	Approve the amendment to Nucor’s Restated Certificate of Incorporation increasing its authorized common stock from 200,000,000 shares to 400,000,000 shares

4.	Approve the 2005 Stock Option and Award Plan

5.	Other business as may properly come before the meeting

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted FOR the election of all nominees for director listed on the reverse side, FOR proposals 2 through 4 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournment or postponement thereof.

PLEASE SIGN AND DATE ON THE OTHER SIDE

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

May 12, 2005

PROXY VOTING INSTRUCTIONS

MAIL – Sign, date and mail your proxy card in the
envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE – Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card	ACCOUNT NUMBER
available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Elect as directors the three nominees				Nucor’s Board of Directors recommends a vote FOR proposals 2 through 4.
						FOR	AGAINST	ABSTAIN
		NOMINEES:		2.	Ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2005	☐	☐	☐
☐	FOR ALL NOMINEES	m Peter C. Browing
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m Victoria F. Haynes
m Thomas A. Waltermire
☐	FOR ALL EXCEPT (See instructions below)			3.	Approve the amendment to Nucor’s Restated Certificate of Incorporation increasing its authorized common stock from 200,000,000 shares to 400,000,000 shares	☐	☐	☐

				4.	Approve the 2005 Stock Option and Award Plan	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
				5.	In their discretion, the holder of this proxy is authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof

This proxy will be voted FOR the election of all nominees for director and FOR proposals 2 through 4 unless otherwise indicated. If you wish to follow the recommendation of Nucor’s Board of Directors, it is not necessary to check any of the boxes.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s)

on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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